Exhibit 3.02

Form of Bond

THIS BOND HAS BEEN ISSUED AS AN UNCERTIFICATED DIGITAL BOND TOKEN ON A PUBLIC BLOCKCHAIN. LEGAL OWNERSHIP OF THIS BOND IS MAINTAINED SOLELY BY BOOK-ENTRY ON THE MASTER SECURITYHOLDER FILE MAINTAINED BY THE TRANSFER AGENT. THE MASTER SECURITYHOLDER FILE CONTROLS IN ALL CASES OF DISCREPANCY WITH ANY PUBLIC BLOCKCHAIN, BLOCKCHAIN INDEX, MASTER WALLET, DIGITAL BOND TOKEN, WALLET, SMART-CONTRACT, PLATFORM, TRANSACTION HASH, BLOCK EXPLORER, OR OTHER ON-CHAIN OR DERIVED RECORD.

THIS BOND HAS BEEN ISSUED WITH A NON-DETACHABLE WARRANT. THE WARRANT MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF SEPARATELY FROM THIS BOND BEFORE THE APPLICABLE DETACHMENT DATE EXCEPT AS EXPRESSLY PERMITTED BY THE INDENTURE AND THE WARRANT AGREEMENT. THE WARRANT WILL DETACH FROM THIS BOND UPON REDEMPTION OF THIS BOND, UPON A CHANGE OF CONTROL, OR AT MATURITY OF THIS BOND, AS PROVIDED IN THE INDENTURE AND THE WARRANT AGREEMENT. FROM AND AFTER DETACHMENT, THE WARRANT WILL HAVE A TERM OF THREE YEARS, SUBJECT TO THE WARRANT AGREEMENT.

THIS BOND IS EXPECTED TO BE FREELY TRANSFERABLE UNDER APPLICABLE FEDERAL SECURITIES LAWS AFTER ISSUANCE, SUBJECT TO RESTRICTIONS APPLICABLE TO AFFILIATES, THE TERMS OF THE INDENTURE AND APPLICABLE STATE SECURITIES LAWS. TIER 2 QUALIFICATION DOES NOT ASSURE THAT A HOLDER MAY RESELL THE BOND IN EVERY STATE. SECONDARY-MARKET RESALES MAY REQUIRE REGISTRATION OR AN EXEMPTION UNDER THE LAW OF THE STATE WHERE THE RESALE OCCURS, AND THE AVAILABILITY OF A RESALE EXEMPTION MAY DEPEND ON THE SELLER’S STATUS, THE MANNER OF SALE, OUR REPORTING OR INFORMATION STATUS, AND WHETHER THE TRANSACTION IS EFFECTED THROUGH A BROKER-DEALER. NO ACTIVE TRADING MARKET OR LIQUIDITY IS ASSURED.. TRANSFER IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INDENTURE, THE WARRANT AGREEMENT, PLATFORM PROCEDURES, AND WHITELISTED WALLET REQUIREMENTS.

REVENUE PARTICIPATION BONDS, SERIES 2026

Uncertificated Digital Bond Token

Digital Token Position No.	[TOKEN POSITION IDENTIFIER]
Master Securityholder File Account No.	[MSF ACCOUNT NUMBER]
Principal Amount	$10
Issue Date	[ISSUE DATE]
Maturity Date	[MATURITY DATE]
Related Warrant No.	[WARRANT NUMBER]
Whitelisted Wallet	[WALLET IDENTIFIER OR “AS SHOWN ON PLATFORM”]
Public Blockchain	[PUBLIC BLOCKCHAIN NAME OR DESCRIPTION]
Platform	[PLATFORM DESCRIPTION]

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Nomyx Technology Labs Inc., a Delaware corporation (the “Company”), for value received, promises to pay to the Holder identified on the Master Securityholder File or registered assigns the principal amount shown on the Master Securityholder File on the Maturity Date, unless earlier redeemed, repaid upon a Change of Control, accelerated, or otherwise paid in accordance with the Indenture referred to below. This Bond is issued as an uncertificated Digital Bond Token on the Public Blockchain. Legal ownership of this Bond is maintained solely by book-entry on the Master Securityholder File maintained by the Transfer Agent, and the Master Securityholder File controls in all cases of discrepancy with any Public Blockchain, Digital Bond Token, wallet, smart-contract, Platform, or other on-chain record.

1.1	Indenture. This Bond is one of the Bonds issued under the Indenture, dated as of [INDENTURE DATE], among the Company, [TRUSTEE NAME], as Trustee, and [TRANSFER AGENT NAME], as Transfer Agent, Registrar, Paying Agent, and, if separately accepted, Warrant Agent. Capitalized terms used but not defined in this Bond have the meanings assigned to them in the Indenture.

1.2	Priority Return and Shortfall Return. From its Issue Date, this Bond shall accrue the Priority Return at the rate of eight percent per annum on the outstanding principal amount, payable quarterly in arrears on each applicable Quarterly Payment Date, subject to the terms of the Indenture. Any unpaid Priority Return that becomes Accrued Shortfall shall accrue Shortfall Return at eight percent per annum, compounded annually, until paid as provided in the Indenture.

1.3	Revenue Participation Pool. This Bond is entitled to receive payments from the Revenue Participation Pool in the priority and amounts set forth in Article III of the Indenture, including Accrued Shortfall, Shortfall Return, Priority Return, and Excess Revenue Distributions, subject to the Annual Distribution Cap, which limits the aggregate of the current Priority Return and Excess Revenue Distributions paid on this Bond in any calendar year to twenty percent of the original principal amount of this Bond (Accrued Shortfall and Shortfall Return are not counted against the cap).

1.4	General Obligation. This Bond is a general obligation of the Company and is not secured by collateral except to the extent expressly provided in a supplemental indenture or separate security instrument.

1.5	Redemption and Change of Control Buyout. This Bond is subject to optional redemption by the Company beginning on the third anniversary of this Bond’s Issue Date and mandatory buyout for the principal amount plus accrued but unpaid amounts or the Change of Control Buyout Price upon a Change of Control, in each case determined by reference to this Bond’s Issue Date as provided in the Indenture.

1.6	Warrant. This Bond has been issued together with the Related Warrant identified above. The Related Warrant is governed by the Warrant Agreement attached to the Indenture as Exhibit B. Before the applicable Detachment Date, the Related Warrant may not be transferred separately from this Bond except as expressly permitted by the Indenture and the Warrant Agreement. Upon redemption of this Bond, upon a Change of Control, or at maturity of this Bond, the Related Warrant shall detach from this Bond, shall become a Detached Warrant, and shall have a term ending on the Warrant Expiration Date, subject to the Warrant Agreement.

1.7	Transfer. Transfer of this Bond is subject to the Indenture, the Warrant Agreement, applicable securities laws, Platform procedures, Whitelisted Wallet requirements, and the Master Securityholder File. No transfer of this Bond shall be effective unless approved and recorded by the Transfer Agent on the Master Securityholder File. Before the applicable Detachment Date, the Registrar shall not register any transfer that purports to separate this Bond from the Related Warrant. On and after the applicable Detachment Date, the Related Warrant shall be separately transferable only in accordance with the Warrant Agreement and applicable securities laws.

1.8	Digital Token Administration. This Bond may be subject to Token Administrative Actions, including freeze, burn, cancellation, re-mint, reissuance, migration, wallet reassignment, or transfer override, in accordance with the Indenture. Any such Token Administrative Action shall be based on the Master Securityholder File, and no Token Administrative Action shall increase the aggregate principal amount of Bonds Outstanding as reflected in the Master Securityholder File.

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1.9	Issuance; Authentication and Validity. This Bond shall be validly issued on its Issue Date when (i) the issuance has been authorized by the Company, (ii) the Company has accepted the related subscription and the purchase price has settled, (iii) the Bond has been recorded as issued and Outstanding on the Master Securityholder File, and (iv) the related Digital Bond Token has been created through the Master Wallet or applicable Platform process. No physical certificate or manual authentication shall be required unless expressly required by applicable law or agreed by the Company, Trustee, and Transfer Agent.

IN WITNESS WHEREOF, the Company has caused this Bond to be executed as of the Issue Date set forth above.

NOMYX TECHNOLOGY LABS, INC.

By:
Name:
Title:

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Transfer Instruction

For value received, the undersigned requests transfer of this Bond, together with the Related Warrant if the Related Warrant has not detached before the date of transfer, to the following transferee, subject to approval and recordation by the Transfer Agent on the Master Securityholder File:

Name of Transferee:
Investor Account:
Whitelisted Wallet:
Address:

Tax Identification Number:

The undersigned acknowledges that no transfer shall be effective unless and until approved and recorded by the Transfer Agent on the Master Securityholder File and that the Master Securityholder File controls over any on-chain record.

Date: ______________________________

Signature: __________________________

Signature Guarantee or Platform Authentication: ______________________________

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